SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): MARCH 16, 2004
                                                          --------------


                           DELTA FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                     1-12109                 11-33336165
         --------                     -------                 -----------
(State or other jurisdiction (Commission File Number) (IRS Employer ID Number) of incorporation)



          1000 WOODBURY ROAD, SUITE 200, WOODBURY, NEW YORK 11797-9003
          ------------------------------------------------- ----------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (516) 364-8500
                                                           --------------



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE

      On March 16, 2004, Delta Financial Corporation ("Delta") caused a notice to be mailed to holders of approximately 862,000 shares of its Common Stock, which were issued in 2003 upon the exercise of warrants. The notice advised them of Delta's intent to file the registration statement described below, and the rights of such holders to include their shares in that registration statement under that certain Registration Rights Agreement, dated as of December 21, 2000, by and among Delta Financial Corporation and Mellon Investor Services, LLC, as warrant agent. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      On March 17, 2004, Delta issued a press release announcing that it had mailed the above-referenced notice and that it intended to file a registration statement on Form S-2 during the second quarter of 2004. The registration statement contemplates an underwritten offering of common stock by Delta. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

      The information set forth in this report and the exhibits hereto shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      DELTA FINANCIAL CORPORATION

                                      By: /S/ MARC E. MILLER
                                      ----------------------
                                      Name: Marc E. Miller
                                      Title: Senior Vice President and Secretary


Dated: March 17, 2003


                                       2